Exhibit 10.4

EXHIBIT B

GUARANTY

GUARANTY, dated as of August 20, 2010, made by NEXAIRA, INC., a California company, and NEXAIRA WIRELESS (BC) LTD., a British Columbia company (collectively, the “Guarantors” and each a “Guarantor”), in favor of GEMINI MASTER FUND, LTD. (the “Holder”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated on or about the date hereof by and between Nexaira Wireless Inc., a Nevada corporation (the “Company”), and the Holder, the Company issued to the Holder the Company’s 10% Convertible Note Due July 31, 2011 (the “Note”); and

WHEREAS, each Guarantor is a wholly-owned subsidiary of the Company; and

WHEREAS, as a condition precedent to the Holder’s purchase of the Note pursuant the Securities Purchase Agreement and in order to induce the Holder to purchase the Note, the Company agreed that the Guarantors would guaranty the obligations under the Note in accordance with the terms set forth in this Guaranty and the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Holder to make and maintain the loans evidenced by the Note, the Guarantors hereby agree with the Holder as follows:

SECTION 1. DEFINED TERMS

1.1	Definitions

(a) Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Note or Securities Purchase Agreement.

(b) The following terms shall have the following meanings:

“Guaranty” means this Guaranty, as the same may be amended, supplemented or otherwise modified from time to time.

“Obligations” mean the collective reference to the unpaid principal of and default interest on the Note thereunder and all other obligations and liabilities of the Company to the Holder (including, without limitation, default interest accruing at the then applicable rate provided in the Note after the maturity of the Note and interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, if a claim for post-filing or post-petition interest is allowed in such proceeding, and including, without limitation, the conversion of the Note into Common Stock), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Securities Purchase Agreement, the Note, this Guaranty, or the other agreements, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Holder that are required to be paid by the Company or the Guarantor pursuant to the terms of any of the foregoing agreements).

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

1.2         Other Definitional Provisions. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. GUARANTY

2.1         Guaranty.

The Guarantors, and each of them jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees to the Holder and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(a)         Nature of Guaranty. Each Guarantor’s liability under this Guaranty shall be unlimited, open and continuous for so long as this Guaranty remains in force. Each Guarantor intends to guaranty at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Obligations. Accordingly, no payments made upon the Obligations will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Obligations or any of the Obligations which subsequently arises or is thereafter incurred or contracted. No payment made by the Company, any Guarantor, any other guarantor or any other Person or received or collected by the Holder from the Company, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than payment and performance in full of the Obligations), remain liable for the Obligations until the Obligations are paid and performed in full.

(b)         Duration of Guaranty. This Guaranty will take effect when received by the Holder without the necessity of any acceptance by the Holder, or any notice to Guarantors or to the Company, and will continue in full force until all the Obligations incurred or contracted shall have been fully and finally paid and satisfied and all other obligations of Guarantors under this Guaranty shall have been performed in full. All renewals, extensions, substitutions, and modifications of the Obligations, release of any other guarantor or termination of any other guaranty, of the Obligations shall not affect the liability of Guarantors under this Guaranty. This Guaranty is irrevocable and is binding upon Guarantors and their successors and assigns so long as any of the guaranteed Obligations remain unpaid.

2.2         No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Holder, the Guarantors shall not be entitled to be subrogated to any of the rights of the Holder against the Company or any other guarantor or guaranty or right of offset held by the Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other guarantor in respect of payments made by the any Guarantor hereunder, until all amounts owing to the Holder by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, such amount shall be held in trust for the benefit of the Holder, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Holder in the exact form received by such Guarantor (duly indorsed by the Guarantor to the Holder, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holder may determine.

2.3         Amendments, Etc. With Respect To The Obligations. Guarantors shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantors and without notice to or further assent by the Guarantors, any demand for payment or performance of any of the Obligations made by the Holder may be rescinded by such Holder and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Holder, and the Securities Purchase Agreement, the Note and the other agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Holder may deem advisable from time to time, and any guaranty or right of offset at any time held by the Holder for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

2.4         Guaranty Absolute And Unconditional. Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Holder upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guaranty contained in this Section 2; and all dealings between the Company and the Guarantors, on the one hand, and the Holder, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. Each Guarantor hereby waives, to the extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guaranty contained in this Section 2 shall be construed as a continuing, absolute and unconditional Guaranty of payment and performance without regard to (a) the validity or enforceability of the Securities Purchase Agreement, Note or any of the other agreements, any of the Obligations or any other guaranty or right of offset with respect thereto at any time or from time to time held by the Holder, (b) any defense, set-off or counterclaim (other than a defense of actual payment and performance of all Obligations) which may at any time be available to or be asserted by the Company or any other Person against the Holder, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of Guarantors under the guaranty contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Holder may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company or any other Person or against any other guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Holder to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company or any other Person or to realize upon any such other guaranty or to exercise any such right of offset, or any release of the Company or any other Person or any such other guaranty or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Holder against any Guarantor.

2.5         Reinstatement. The guaranty contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, Guarantors or any other guarantor of the Obligations, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, Guarantors or any other guarantor of the Obligations or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6         Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Holder without set-off or counterclaim in U.S. dollars at the addresses set forth or referred to on the signature page to the Securities Purchase Agreement (or as otherwise required by the Note) or by wire transfer pursuant to instructions provided to such Guarantor by the Holder.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each Guarantor represents and warrants to the Holder that:

3.1         Organization, Good Standing and Qualification. The Guarantor is a corporation validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. The Guarantor is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not be reasonably likely to result in a material adverse effect.

3.2         Authorization. The Guarantor has full power and authority and has taken all requisite action on the part of the Guarantor, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Guaranty, and (ii) authorization of the performance of all obligations of the Guarantor hereunder. This Guaranty constitutes legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.3         Consents. The execution, delivery and performance by the Company of this Guaranty require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official.

3.4         No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of this Guaranty by the Guarantor will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Guarantor’s organizational documents, or (ii) except where it would not have a material adverse effect, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Guarantor or any of its properties, or (B) any agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the properties of the Guarantor is subject. Except where it would not have a material adverse effect, the Guarantor (i) is not in violation of any statute, rule or regulation applicable to the Guarantor or its assets, (ii) is not in violation of any judgment, order or decree applicable to the Guarantor or its assets, and (iii) is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound or subject. The Guarantor has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

3.5         No Limitation of Guaranty. No representations, warranties or agreements of any kind have been made to or with Guarantor which would limit or qualify in any way the terms of this Guaranty.

3.6         Company’s Request. This Guaranty is executed at the Company’s request and not at the request of the Holder.

SECTION 4. COVENANTS

4.1         So long as the Note remains outstanding, each Guarantor shall maintain its existence and shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, provided that the Company may dissolve a Subsidiary (or take any corporate action which results in a similar effect) in an internal restructuring of the Company and its Subsidiaries so long as in connection therewith the Holder receives any and all necessary or appropriate guarantees and/or other documentation reasonably acceptable to the Holder to place it in substantially the same position after such restructuring as it was before such restructuring.

4.2         Each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Guaranty; and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any right herein granted to the Holder, but shall suffer and permit the execution of every such right as though no such law has been enacted.

SECTION 5. WAIVERS; SUBORDINATION

5.1	Guarantors’ Waivers.

(a) Holder’s Actions. Notwithstanding any other waivers by the Guarantors pursuant to this Guaranty and except as prohibited by applicable law, each Guarantor waives any right to require a Holder to: (i) continue lending money or to extend other credit to the Company; (ii) resort for payment or to proceed directly or at once against any person, including the Company or any other guarantor; (iii) commit any act or omission of any kind at any time with respect to any matter whatsoever; or (iv) demand and/or enforce compliance with the terms of any agreement by any other party thereto.

(b) Guarantors’ Rights and Defenses. Each Guarantor also waives any and all rights or defenses arising by reason of (i) any “one action” or “anti-deficiency” law or any other law which may prevent the Holder from bringing any action, including a claim for deficiency, against such Guarantor, before or after the commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (ii) any election of remedies by the Holder which destroys or otherwise adversely affects such Guarantor’s subrogation rights or such Guarantor’s rights to proceed against the Company for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Obligations; (iii) any disability or other defense of the Company, of any other guarantor, or of any other person, or by reason of the cessation of the Company’s liability from any cause whatsoever, other than payment in full in legal tender or by performance in full, of the Obligations; (iv) any statute of limitations, if at the time any action or suit brought by the Holder against such Guarantor is commenced there is outstanding Obligations which are not barred by any applicable statute of limitations; (v) any defenses given to guarantors at law or in equity other than actual payment and performance of the Obligations; or (vi) any act, omission, election or waiver by the Holder of the type set forth in this Guaranty.

(c) No Set-off, Counterclaim, Etc. Each Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of set-off, counterclaim, counter demand, recoupment or similar right.

5.2         Guarantors’ Understanding With Respect to Waivers. Each Guarantor warrants and agrees that each of the waivers set forth herein is made with such Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

5.3         Subordination of the Company’s Debts to Guarantor. Each Guarantor agrees that the Obligations of the Company to the Holder, whether now existing or hereafter created, shall be prior to any claim that the Guarantor may now have or hereafter acquire against the Company, whether or not the Company becomes insolvent. Each Guarantor hereby expressly subordinates to the Obligations any claim Guarantor may have against the Company, upon any account whatsoever (including without limitation all intercompany obligations owing to Guarantor from the Company), to any claim that the Holder may now or hereafter have against the Company; provided, however, that the Company may make payments on such claims that represent bona fide claims for money lent or property transferred to the Company in the ordinary course of the business of the Guarantor and the Company unless and until an Event of Default (including without limitation any default under the Securities Purchase Agreement which with notice or passage of time or both would become an Event of Default) shall have occurred under the Note. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or similar proceedings, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of the Company applicable to the payment of the claims of both the Holder and the Guarantor shall be paid to the Holder.

SECTION 6. MISCELLANEOUS

6.1         Amendments In Writing. None of the terms or provisions of this Guaranty may be amended, supplemented or otherwise modified except by an instrument in writing signed by the Guarantors and the Holder, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

6.2         No Waiver By Course Of Conduct; Cumulative Remedies. The Holder shall not by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

6.3         Enforcement Expenses. Each Guarantor agrees to pay or reimburse the Holder for all their reasonable costs and expenses incurred in collecting against such Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Guaranty and the other agreements to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Holder.

6.4         Successors And Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Holder and their respective successors and assigns; provided that Guarantors may not assign, transfer or delegate any of their rights or obligations under this Guaranty without the prior written consent of the Holder.

6.5         Facsimile. This Guaranty may be executed by facsimile or email of a PDF copy.

6.6         Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.7	Governing Law; Jurisdiction.

(a) Governing Law. THIS GUARANTY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(b) Jurisdiction. Each Guarantor irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Guaranty. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

      Each Guarantor agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. Each Guarantor agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(c) No Jury Trial. Each Guarantor and, by acceptance of the benefits hereof, the Holder, knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Guaranty and for any counterclaim therein.

6.8	Acknowledgements. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other agreements to which it is a party;

(b) the Holder has no fiduciary relationship with or duty to Guarantor arising out of or in connection with this Guaranty or any of the other agreements, and the relationship between the Guarantor, on the one hand, and the Holder, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other agreements or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTORS:

NEXAIRA INC.

By: /s/ Ralph Proceviat
Name: Ralph F. Proceviat
Title: Chief Financial Officer

NEXAIRA WIRELESS (BC) LTD.

By: /s/ Ralph Proceviat
Name: Ralph F. Proceviat
Title: Chief Financial Officer